MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                          OFFICE OF SPONSORED PROGRAMS


         RESEARCH   AGREEMENT  (the   "Agreement")   between  the  Massachusetts
         Institute of Technology, hereinafter referred to as "M.I.T.," and Altair Technologies, Inc., hereinafter referred to as the "Sponsor."

         This Agreement is entered into as of August 1. 2000, the "Effective Date."

         WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to M.I.T. and to the Sponsor, and will further the instructional and research objectives of M.I.T. in a manner consistent with its status as a non-profit, tax-exempt. educational institution,

         NOW, THEREFORE, the parties hereto agree as follows:

               1. STATEMENT OF WORK. MIT. agrees to use all reasonable efforts to perform the research program as set forth in Attachment A (the "Research").

               2. PRINCIPAL INVESTIGATOR. The Research will be supervised by Professor Jackie Ying, the "Principal Investigator." If, for any reason, she is unable to continue to serve as Principal Investigator, and a successor acceptable to both M.I.T. and the Sponsor is not available, this Agreement shall be terminated as provided in Article 6.

               3. PERIOD OF PERFORMANCE. The Research shall be conducted during the period August 1, 2000 (the "Starting Date") through July 31, 2002 (the "Completion Date"). The Completion Date will be subject to extension only by mutual agreement of the parties.

               4. REIMBURSEMENT OF COSTS. In consideration of the foregoing, the Sponsor will reimburse M.I.T. for all direct and F&A (Facilities & Administrative, or indirect) costs incurred in the performance of the Research, which shall not exceed the total estimated project cost of $ 252,520.00 without written authorization from the Sponsor.

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

               5. PAYMENT. Payments shall be made to M.I.T. by the Sponsor in advance in U.S. dollars, net of taxes or impost of any kind on the following basis:

                     Equal Monthly Invoices to Sponsor

                     A final financial accounting of all costs incurred and all funds received by M.I.T. hereunder together with a check for the amount of the unexpended balance, if any shall be submitted to the Sponsor within ninety days following the Completion Date.

               6. TERMINATION. Performance under this Agreement may be terminated by the Sponsor upon sixty (60) days prior written notice. Performance may be terminated by M.I.T. if circumstances beyond its reasonable control preclude continuation of the Research. Upon termination, M.I.T. will be reimbursed as specified in Article 4 for all costs and non-cancellable commitments incurred in the performance of the Research, such reimbursement not to exceed the total estimated project cost specified in Article 4.

               7. PUBLICATIONS. M.I.T. will be free to publish the results of the Research after providing the Sponsor with a thirty (30) day period in which to review each publication to identify patentable subject matter and to identify any inadvertent disclosure of the Sponsor's proprietary information. If necessary to permit the preparation and filing of U.S. patent applications, the Principal Investigator may agree to an additional review period, provided however, that the total review period shall not exceed a maximum of 90 days from Sponsor's receipt of each proposed publication. Any further extension will require subsequent agreement between the Sponsor and M.I.T.

               8. PROPRIETARY INFORMATION. If, in the performance of the Research, the Principal Investigator and members of the M.I.T. research team require and accept access to Sponsor's information that the Sponsor considers proprietary, the rights and obligations of the parties with respect to such information shall be governed by the terms and conditions set forth in Attachment B.

               9. SPONSOR INTELLECTUAL PROPERTY. Title to any invention made solely by Sponsor personnel without the use of M.I.T. facilities ("Sponsor Inventions") shall remain with the Sponsor. Sponsor inventions shall not be subject to the terms and conditions of this Agreement.

               10.   JOINT INTELLECTUAL PROPERTY.

                     A. TITLE TO JOINT INVENTIONS. Inventions made jointly by employees and/or students of M.I.T. and employees of the Sponsor in the performance of the Research, or inventions made solely by employees of the Sponsor with significant use of M.I.T. facilities ("Joint Inventions") shall be jointly owned by the parties. The Sponsor shall be notified of any Joint Invention promptly after an invention disclosure is received by the MIT. Technology Licensing Office. Patent application, prosecution, maintenance and associated expenses related to Joint inventions shall be governed by the terms and conditions set forth in a separate Joint Invention Agreement (hereinafter "Joint Invention Agreement") to be executed by the parties and appended hereto.

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

                     B. LICENSING OPTIONS. Each party shall have the unrestricted right to license to third parties any such Joint Invention without accounting to the other party, except that the Sponsor shall be entitled to elect a license to M.I.T.'s interest as provided under paragraph 11.B. below. Licensing of Joint Inventions shall be governed by the terms and conditions set forth in a Joint Invention Agreement (hereinafter "Joint Invention Agreement") to be executed by the parties and appended hereto.

               11.   M.I.T. INTELLECTUAL PROPERTY.

                     A. TITLE TO INVENTIONS. Title to any invention conceived or first reduced to practice solely by M.I.T. employees and/or students in the performance of the Research shall remain with M.I.T. The Sponsor shall be notified of any such invention promptly after a disclosure is received by the M.I.T. Technology Licensing Office. M.I.T. (i) may file a patent application at its own discretion or (ii) shall do so at the request of the Sponsor and at the Sponsor's expense.

                     B. LICENSING OPTIONS. In the event that a patent application on such an invention is filed by M.I.T., for each such invention M.I.T. hereby grants the Sponsor a non-exclusive, non-transferable, royalty-free license for internal research purposes. Sponsor shall further be entitled to elect one of the following alternatives by notice in writing to M.I.T. within six
                         (6) months after notification to the Sponsor that a patent application has been filed:

                           1. A non-exclusive, non-transferable (except in the event that the Sponsor transfers substantially its entire business and assets), world-wide, royalty-free license without the right to sublicense (in a designated field of use, where appropriate) to the Sponsor to make, have made, use, lease, sell, and import products embodying or produced through the use of such invention; provided that the Sponsor agrees t~ (a) demonstrate reasonable efforts to commercialize the technology in the public interest;

                               and (b) pay an annual fee of $3,000. M.I.T. shall have the right, at its option, to discontinue patent prosecution or maintenance on any invention licensed to Sponsor under this alternative, and the Sponsor shall thereafter have no further obligation to pay the annual license fee.

                           2.

                               A royalty-bearing, limited-term exclusive license (subject to third party tights, if any), to the Sponsor including the right to sublicense, in the United States and/or any foreign country elected by the Sponsor (subject to (1)) below) to make, have made, use, lease, sell, and import (in a designated field of use, where appropriate) products embodying or produced through the use of such invention, provided that the Sponsor agrees

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

                               to reimburse M.I.T. for the costs of patent prosecution and maintenance in the United States and any elected foreign country, and further agrees that any products produced pursuant to this license and that are sold in the United States shall be substantially manufactured in the United States. This alternative is subject to M.I.T. concurrence and the negotiation of commercially reasonable terms and conditions within three (3) months after selection of this alternative. However, if the parties are involved in good faith negotiations toward execution of such a license at the end of the three (3) month period, the parties may extend this negotiation period by an additional three (3) months, upon their mutual agreement in writing.

                           3. The sharing with the Sponsor of any royalty income derived from licensing the patent rights to third parties by M.I.T. in an amount equal to twenty-five percent (25%) of the annual royalty income after deducting a fifteen percent (15%) administrative fee and M.I.T.'s out-of-pocket costs, including patent filing, prosecution and maintenance; provided, however, that M.I.T. shall file, prosecute and maintain such patents at its sole discretion, and the Sponsor waives all rights to such inventions, patent applications and any resulting patents, except for the Sponsor's royalty-free license for internal research use. This alternative may not be available if the Research was co-funded by the Federal Government or other sponsors.

     C. DEFAULT OPTION. In the event that the Sponsor has not elected any of the foregoing alternatives within six (6) months after notification that a patent application has been filed, the Sponsor shall be deemed to have elected alternative 3. above if that alternative is available. If this alternative is not available because of other sponsorship, the Sponsor shall be deemed to have elected a royalty-free internal research use license and to have forgone other alternatives.

                     D. FOREIGN FLING ELECTION. If the Sponsor elects alternative 2., the Sponsor shall notify M.I.T. of those foreign countries in which it desires a license in sufficient time for M.I.T. to satisfy the patent law requirements of those countries. The Sponsor shall reimburse M.I.T. for the out-of-pocket costs, including patent (fling, prosecution and maintenance fees related to those foreign filings.

                     E. CONFIDENTIALITY OF INVENTION DISCLOSURES. The Sponsor shall retain all invention disclosures submitted to Sponsor by M.I.T. in confidence and use all reasonable efforts to prevent their disclosure to third parties. Thc Sponsor shall be relieved of this obligation only when this information becomes publicly available through no fault of the Sponsor.

                     F. COPYRIGHT OWNERSHIP AND LICENSES. Title to and the right to determine the disposition of any copyrights or copyrightable material first produced or composed in the performance of the Research shall remain with M.I.T.

                         1. Sponsor is entitled to elect an irrevocable, royalty-free, non-transferable, non-exclusive
                               right  and  license  to  use,   reproduce,   make
                               derivative works, display, distribute, and perform all such copyrightable materials other than computer software and its documentation and/or informational databases.

                         2. Sponsor is entitled to elect an irrevocable, royalty-free, non-transferable, non-exclusive right and license to use, reproduce, make derivative works, display, and perform computer software and its documentation, and/or databases specified to be developed and delivered under the Statement of Work for Sponsor's internal research use. Sponsor is entitled to elect to negotiate a non-exclusive, royalty-bearing license to use, reproduce, display, distribute and perform such computer software and its documentation and/or databases for commercial purposes, at M.I.T.'s discretion. Computer software for which a patent application is filed shall be subject to paragraph B. above.

                     G. RIGHTS IN TRP. In the event that M.I.T. elects to establish property rights other than patents to any tangible research property (TRP), including but not limited to biological materials, developed during the course of the Research, M.I.T. and the Sponsor will determine the disposition of rights to such property by separate agreement. M.I.T. will, at a minimum, reserve the right to use and distribute TRP internally for non-commercial research purposes.

                     H. LICENSE EFFECTIVE DATE. All licenses elected by the Sponsor pursuant to Sections B.l., B.2., F. and 0. of this Article 11 become effective as of the ate the parties sign a subsequent license agreement

            12. USE OF NAMES. Neither party will use the name of the other in any advertising or other form of publicity without the written permission of the other, in the case of M.I.T., that of the Director of the News Office. Either party may release information required by law or regulation.

            13. NOTICES. Any notices required to be given or which shall be given under this Agreement shall be in writing and be addressed to the parties as shown below. Notices shall be delivered by certified or registered first class mail (air mail if not domestic) or by commercial courier service, and shall be deemed to have been given or made as of the date received.

            MASSACHUSETTS INSTITUTE           ALTAIR TECHNOLOGIES, INC.
            OF TECHNOLOGY

            Michael P. Corcoran                    Kenneth E. Lyon
            Senior Contract Administrator          President
            Office of Sponsored Programs           204 Edison Way
            77 Massachusetts Avenue,               Reno, NV 89502
            Bldg E19-750
            Cambridge, MA 02139
            Tel:   (617) 253-3906                  Tel:     (775) 858-3742
            Fax:         (617) 253 3906            Fax:           (775) 856-1619
            Email:       mcorcor@mit.edu           Email: knglyon@earthllnk.net

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

            14. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors to substantially the entire business and assets of the respective parties hereto. This Agreement shall not be assignable by either party without the prior written consent of the other party; any attempted assignment is void.

            15. GOVERNING LAW. The validity and interpretation of this Agreement and the legal relationship of the parties to it shall be governed by the laws of the Commonwealth of Massachusetts and the applicable U.S. Federal law.

            16. FORCE MAJEURE. Neither party shall be responsible to the other for failure to perform any of the obligations imposed by this Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure or destruction, in whole or in part, of machinery or equipment or failure of supply of materials, discontinuity in the supply of power, governmental interference, civil commotion, riot, war, strikes, labor disturbance, transportation difficulties, labor shortage or any cause beyond its reasonable control.

            17. EXPORT CONTROLS. It is understood that M.I.T. is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with applicable U.S. export laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of
                     1979). The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and for written assurances by the Sponsor that the Sponsor will not re-export data or commodities to certain foreign countries without prior approval of the cognizant government agency. While M.I.T. agrees to cooperate in securing any license which the cognizant agency deems necessary in connection with this Agreement, M.I.T. cannot guarantee that such licenses will be granted.

              18. ENTIRE AGREEMENT. Unless otherwise specified, this Agreement and its Attachments embody the entire understanding between M.I.T. and the Sponsor for the Research, and any prior or contemporaneous representations, either oral or written, are hereby superseded. No amendments or changes to this Agreement, including without limitation, changes in the statement of work, total estimated cost, and period of performance, shall be effective unless made in writing and signed by authorized representatives of the parties.

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

      MASSACHUSETTS INTITUTE OF TECHNOLOGY            ALTAIR TECHNOLOGIES, INC.


      By: /s/  Thomas B. Duff                         By: /s/ Kenneth E. Lyon
      -------  --------------                         -----------------------
               Thomas B. Duff                                 Kenneth E. Lyon
      Title    Associate Director                     Title   President
               Office of Sponsored Programs

      Date     08/22/00                               Date     08/21/00

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                                  ATTACHMENT A


        Nanostructured Fuel Cell System for Direct Hydrocarbon Conversion

                A Proposal submitted to Altair Technologies, Inc.

                              Prof. Jackie Y. Ying
                       Department of Chemical Engineering
                      Massachusetts Institute of Technology
                      Room 66-544, 77 Massachusetts Avenue
                    Tel: (617) 253-2899, Fax: (617) 258-5766
                             E-Mail: iyying@mit.edu

         Solid-oxide fuel cell systems are attractive devices capable of continuously converting hydrogen and oxygen to electricity and water. They are composed of three major components: the cathode, the electrolyte, and the anode. The cathode is responsible for converting the oxygen supply to oxygen ions, which would diffuse through the electrolyte material to react with hydrogen at the anode. The cathode material is typically a porous thin film of La1xSrxMnO3. It is coated onto the electrolyte, a dense yttria-stabilized zirconia (YSZ) thin film that has a high oxygen ionic conductivity. The anode is a porous membrane of Ni-YSZ cermet, which has to be able to conduct electricity.

         Fuel cell systems powered by hydrogen present a great deal of limitation. There is currently a lack of hydrogen fuel distribution network, and hydrogen storage or on-board generation from hydrocarbon reforming processes present major materials and engineering challenges. The idea of converting hydrocarbon fuels directly to generate electrical power has recently been realized by advanced fuel cell design. It provides a great deal of flexibility for the use of fuel cells in transportation and distributed-power applications.

         To realize the full potential of fuel cells in the direct electrochemical oxidation of hydrocarbons, it is critical to address the challenges in materials design. In the conventional fuel cell materials, undesired resistive phases such as La2Zr2O7 and SrZrO3 are formed at the electrolyte-cathode interface. This may be prevented by introducing ceria buffer layers between thc electrolyte and the electrodes. Ceria also provides for high ionic conductivity, effectively extending the reaction zone. Another problem with conventional fuel cell materials is the use of Ni-YSZ as the anode, which gives rise to significant coking problems when fuels other than hydrogen are used under dry conditions. This calls for the design of better anode catalytic materials.

         This proposal seeks to tackle the major challenges currently present in hydrocarbon-powered fuel cells. It focuses on the synthesis and fabrication of superior anode arid cathode materials, and the integration of these structures with the YSZ electrolyte with mechanical and thermal stability. It will examine Altair's stable porous structures as the support materials for the cathode and anode catalysts. Altair will supply these porous structures in conjunction with the YSZ electrolyte thin film, and we will deposit novel nanostructured anode and cathode catalysts onto the porous supports. It is anticipated that the high porosity and thermal stability of the formed-in-place porous structures supplied by Altair would provide superior dispersion of anode and cathode catalysts compared to conventional porous substrates. This would allow us to take full advantage of the novel nanostructured anode and cathode catalysts developed by my laboratory to achieve improved hydrocarbon conversions and oxygen adsorption in fuel cell applications.

         The proposed study will examine nanostructured fluorite-based oxides as the anode materials. Systems, such as Cu-ceria, have been examined previously by my group as redox catalysts. Like Ni-YSZ, they demonstrate excellent oxygen conductivity. Ceria further possesses variable oxidation states, thereby providing for superior oxygen storage capability and oxidation activity compared to YSZ. Such material, ~specia~1y if processed as a nanocrystallinc material with grain size of < 10 nm, would provide for superb catalytic activity for hydrocarbon oxidation without coking problems. When dispersed with transition metals and doped with alter-valcnt elements, these ceria-based nanocomposites should facilitate the electrochemical oxidation of hydrocarbons at substantially low temperatures and/or with significantly faster kinetics. We would screen these new compositions in the catalytic oxidation of hydrocarbons. The selected materials wilt be used in the fuel cell configuration to examine their efficiency and stability as the anode catalysts, and their effect on the power density as a function of time and operating temperature.

         For the proposed research program, I suggest that Altair supplies two types of porous supports in conjunction with the YSZ electrolyte. The first is the porous rutile system that has been developed with excellent thermal stability. It will be coated with YSZ and deposited with ceria-based nanocomposite catalyst for use as the anode. The second is a porous YSZ matrix that may be developed with excellent conductivity and compatibility with the YSZ electrolyte. It will be deposited with ceria-based nanocomposite catalyst for use as the anode. In both cases, the cathode material will be a porous support (i-utile or YSZ) coated with a ceria buffer layer and deposited with Lai~Sr~MnO3 nanoparticles. With the high stability of Altair's porous substrates and the high activity of our nanocomposite catalysts, we should be able to generate superior electrode materials for hydrocarbon-powered fuel cell systems. The new fuel cell devices will be tested for power generation using methane, methanol, butane and octane in the proposed two-year research program. Selected materials from this program will be supplied to Altair for long-term fuel cell studies. Through establishing the fundamental relationships between materials synthesis/characterization and catalytic/fuel-cell testing, novel fuel cell systems would be achieved to provide for excellent fuel flexibility, lower. temperature operations, high power density, long-term thermal stability, and coking resistance.


                                                                  Jackie Y. Ying
Biographica1 Summary

         Jackie Y. Ying was raised in Singapore and New York, and graduated with B.E. summa cum laude in Chemical Engineering from The Cooper Union in 1987. As a AT&T Bell Laboratories Ph.D. Scholar at Princeton University, she began research in materials chemistry, linking the importance of materials processing and microstructure with the tailoring of materials surface chemistry arid energetics. She pursued research in nanocrystalline materials with Prof. Herbert Gleiter at the Institute for New Materials, Saarbrucken, Germany as NSF-NATO Post-doctoral Fellow and Alexander von Humboldt Research Fellow. Since 1992, Prof. Ying has been on the Chemical Engineering faculty at Massachusetts Institute of Technology, and was promoted to Associate Professor in 1996. She currently holds the Raymond A. and Helen E. St. Laurent chair, and her teaching interests include chemical reaction engineering and heterogeneous catalysis.

         Prof. Ying's research is interdisciplinary in nature, with a theme in synthesis of advanced inorganic structures for catalytic, membrane, ceramic, biomaterial applications. Her laboratory has been responsible for several novel wet chemical and physical vapor synthesis approaches that create nanostructured materials with exceptional size-dependent characteristics. In particular, the engineering of surface reactivity, microstructure, and thermal stability for nanocrystalline and nanoporous systems has been the focus to target towards the materials needs in the efficient use of energy and resources, and the control and prevention of environmental pollution. Prof. Ying has authored over 110 articles and presented numerous invited lectures on this subject at international conferences. She has been recognized with a number of research awards, including the American Ceramic Society Ross C. Purdy Award for the most valuable contribution to the ceramic technical literature during 1993, David and Lucite Packard Fellowship, Office of Naval Research Young Investigator Award, National Science Foundation Young Investigator Award, Camille Dreyfus Teacher--Scholar Award, Royal Academy of Engineering ICI Faculty Fellowship, American Chemical Society Faculty Fellowship Award in Solid-State Chemistry, University of Notre Dame Ernest W. Thiete Lectureship, TR100 Innovator Award, and American Institute of Chemical Engineers (AIChE) Allan P. Colburn Award for excellence in publications. She has actively engaged her discipline with the frontiers of inorganic materials as the Materials Engineering and Sciences Division Director of the AIChE, and organized a Topical Conference on Advanced Ceramics Processing at the 5th World Congress of Chemical Engineering. She plays a leading role in the field of nanostructured materials, chaired the U.S. Department of Energy Workshop on Future Research Needs of Nanofabricated Materials in 1994, arid organized the Third International Conference on
Nanostructured Materials and the 2000 Engineering Foundation Conference on Processing and Properties of Nartostructured Materials. Prof. Ying is Advisory Editor for Molecular and Chemical Sciences, Editor for Advances in Chemical Engineering, and was Associate Editor for Nanosrructured Materials; she serves on the Editorial Board of Jaw-nat of Porous Materials, Journal of Electroceramics, Nanoparticle Science and Technology, and Journal of Metastable and Nanostructured Materials. She was a Guest Editor for Materials Science & Engineering A, NanastriActured Materials, A IC hE Journal, and Chemistry of Materials, and served on the Board of Directors of Alexander von Humboldt Association of America.

                                  Attachment B

                         SPONSOR PROPRIETARY INFORMATION


If, in the performance of the Research, the Principal Investigator and members of the M.I.T. research team designated by him/her require and accept access offered by Sponsor to certain information that the Sponsor considers proprietary, the rights and obligations of the parties with respect to such information are as follows:

               1. PROPRIETARY INFORMATION. For the purposes of this Agreement, "Proprietary Information" refers to information of any kind which is disclosed by Sponsor to M.I.T. and which, by appropriate marking, is identified as confidential and proprietary at the time of disclosure. Sponsor shall identify written Proprietary Information as confidential and proprietary by appropriate marking at the time of disclosure. In the event that Proprietary Information is provided visually or orally, obligations of confidentiality shall attach only to that information which is identified as confidential and proprietary at the time of disclosure and is confirmed by the Sponsor in writing within twenty (20) working days as being confidential. except that, in the course of intellectual exchange between the Sponsor and M.I.T., information related to growth of crystalline material from dense films and the incorporation of chemical dopants or chemical controls in the growth of crystalline material from dense films provided from the Sponsor to M.I.T. is to be treated as confidential. The Sponsor will endeavor to identify at the time of disclosure such confidential information and to confirm the disclosure in writing with twenty (20) days of its disclosure.

               2. LIMITATIONS ON USE. M.I.T. shall use the Sponsor's Proprietary Information solely for the purposes of the Research. It is agreed by Sponsor and MIT. that the disclosure of Proprietary Information shall not be construed as a grant of any right or license with respect to such information except as set forth herein or in a duly executed license agreement.

               3. CARE OF PROPRIETARY INPORMATION. The Sponsor and M.I.T. agree that all Proprietary Information communicated by Sponsor and accepted by M.I.T. in connection with this Agreement shall be kept confidential by M.I.T. as provided herein unless specific written release is obtained from Sponsor. M.I.T. agrees to make Proprietary Information available only to those employees and students who require access to it in thc performance of this Agreement and to inform them of the confidential nature of such information. M.I.T. shall exert reasonable efforts to maintain such information in confidence and to ensure that each M.I.T. employee or student is aware of and acknowledges their obligations of confidentiality under this Agreement.

                     M.I.T. shall be deemed to have discharged its obligations hereunder provided MIT. has exercised the foregoing degree of care and provided further that MIT. shall immediately, upon discovery of any disclosure not authorized hereunder, notify Sponsor and take reasonable steps to prevent any further disclosure or unauthorized use.

                      When the Proprietary Information is no longer required for the purpose of this Agreement, M.I.T. shall return it or dispose of it as directed by the Sponsor. M.I.T.'s obligations of confidentiality with respect to Proprietary Information provided under this Agreement will expire five
                      (5) years after the Effective Date of this Agreement.

               4. INFORMATION NOT COVERED. It is agreed by Sponsor and M.I.T. that the above obligations of confidentiality shall not attach to information which:

                     (a) is  publicly   available  prior  to  the  date  of  the
                         Agreement or becomes publicly available thereafter through no wrongful act of M.I.T.;

                     (b) was known to M.I.T.  prior to the date of disclosure or becomes known to M.I.T. thereafter from a third party having an apparent bona Me right to disclose the information;

                     (c) is disclosed by M.I.T.  in accordance with the terms of the Sponsor's prior written approval;

                     (d) is disclosed by Sponsor without  restriction on further disclosure;

                     (e) is independently  developed by M.I.T., as documented by competent evidence;

                     (f) M.I.T. is obligated to produce  pursuant to an order of a court of competent jurisdiction or a valid administrative or Congressional subpoena, provided that M.I.T. (a) promptly notifies the Sponsor and (b) cooperates reasonably with the Sponsor's efforts to contest or limit the scope of such order.

                            JOINT INVENTION AGREEMENT


         This Agreement is made and entered into this ___ day of . 2000, (the "EFFECTIVE DATE") by and between thc MASSACHUSETTS INSITFUTE OF TECHNOLOGY, a corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to "MIT") and ALTALR TECHNOLOGIES, INC., a corporation having its principal office at 204 Edison Way, Reno, NV 89502, U.S.A.. (hereinafter referred to as "ALTAIR.").

              WHEREAS, MIT. and ALTAIR jointly own the invention referred to as M.I.T. Case No. ______ entitled" ," by Jackie Ying, as described in ---------------------------------------------- the Invention Disclosure
         attached as Appendix A hereto and the patent application entitled ___________________________ - U.S. Serial Number_________ (hereinafter
         "INVENTION"); and

              WHEREAS, M.I.T. and ALTAIR wish to patent and license the INVENTION in the most expeditious manner for the public benefit

              NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

              I. ALTA1R hereby appoints M.I.T. as its exclusive agent to manage the patent filing, prosecution and maintenance of the INVENTION. ALTAIR will he copied on all patent correspondence. The prosecution. filing and maintenance of all INVENTION patent applications and patents will be the primary responsibility of M.I.T.; provided, however, ALTAIR will have reasonable opportunities to advise M.I.T. and will cooperate with M.I.T. in such prosecution, filing and maintenance.
              2. ALTAIR and M.I.T. shall each have the unrestricted right to license the INVENTION to third-parties without accounting to the other party, except that ALTAIR shall be entitled to elect a license to M.I.T.'s interest as paragraph 11(B) of the August 1, 2000 Research Agreement ("RESEARCH AGREEMENT") provides. In the event M.I.T. licenses the INVENTION to a third-party, M.I.T will share with ALTAIR fifty percent of any royalties derived from the INVENTION after deducting:
         (1) unreimbursed expenses incurred in patent filing, prosecution, and maintenance for the INVENTION; and (2) a 15% administration fee.

              In the event ALTAIR licenses the INVENTION to a third-party, ALTAIR will share with M.I.T. fifty percent of any royalties derived from the INVENTION after deducting: (1) unreimbursed expenses incurred in the patent filing, prosecution, and maintenance for the INVENTION; and (2) a 15% administration fee. M.I.T. and ALTAIR will each distribute retained royalties to all named inventors per their respective institution's inventor royalty-sharing policies.

              3.A.   M.I.T.   and  ALTAIR  will  equally  share  all  reasonable
         out-of-pocket expenses, including attorney's fees, incurred in the filing, prosecution, and maintenance of patent rights for the INVENTION in the (i) United States and (ii) Patent Cooperation Treaty (PCT) countries, prior to entering the national phase, for foreign countries selected by M.I.T. or the licensee(s). M.I.T. and ALTAIR agree that reasonable license terms will include reimbursement by the licensee of all United States and foreign patenting expenses. M.I.T. will submit invoices for all such expenses unreimbursed by a licensee(s), which will be payable by ALTAIR within sixty (60) days after receipt of invoice.
              3.B. M.I.T. will have no authority to enter into the PCT national phase for any country without agreement by an option holder or a licensee to reimburse all expenses, except with the express approval of ALTAIR to share expenses. In addition, in the event that either M.I.T. or ALTAIR wish to cease prosecution or abandon any of the patent applications or patents of the INVENTION or fail to pay their share of expenses pursuant to Paragraph 3.A. (hereinafter "ABANDONED RIGHTS"), such party will notify the other in writing. The other party will have the right to continue prosecution or maintenance of the ABANDONED RIGHTS at its sole discretion, and will be responsible for all out-of-pocket expenses incurred after said notification. Thereafter, revenue received by M.I.T. will continue to be distributed per Paragraph 4, except that the abandoning party will not receive its share for revenue associated with the ABANDONED RIGHTS.
              4. Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, return receipt requested, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party

                     In the case of MIT.:

                     Director
                     Technology Licensing Office
                     Massachusetts Institute of Technology
                     77 Massachusetts Avenue, Room NE25-230
                     Cambridge, Massachusetts 02139


                     In the case of ALTAIR:


              IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.


   MASSACHUSETTS INSTITUTE OF TECHNOLOGY              ALTAIR TECHNOLOGIES, INC.,
   By __________________________________     By ________________________________
   Name ________________________________     Name ______________________________
   Title _______________________________     Title _____________________________
   Date ________________________________     Date ______________________________